Exhibit 99.1

Quest Resource Holding Corporation Reports Third Quarter 2026 Financial Results

Gross Profit increased by 9.1%, sequentially driven by Gross Margin expansion of 150 basis points

Improved financial results demonstrate strong operating leverage and the benefits of revenue diversification efforts

Strengthened Leadership team by adding an experienced Senior Vice President of Technology

IRVING, TX – November 5, 2026 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest” or the “Company”), a national leader in environmental waste and recycling services, today announced financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights

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Revenue was $63.8 million, a 0.7% increase compared with the third quarter of 2025, and a 0.5% decrease from the second quarter of 2026.
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Gross profit was $11.4 million, a 0.7% decrease compared with the third quarter of 2025, and a 9.1% increase from the second quarter of 2026.
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Gross margin was 17.8% of revenue, compared with 18.1% of revenue for the third quarter of 2025, and 16.3% of revenue for the second quarter of 2026.
•
GAAP net loss was $(0.5) million, compared with a net loss of $(1.3) million for the third quarter of 2025, and a net loss of $(12.2) million for the second quarter of 2026, which included a non-cash goodwill impairment loss of $(11.0) million.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.02), compared with $(0.06) for the third quarter of 2025 and $(0.57) for the second quarter of 2026.
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Adjusted EBITDA was $3.4 million, compared with $2.9 million for the third quarter of 2025 and $2.8 million for the second quarter of 2026.

Recent Highlights

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Non-industrial revenue grew sequentially, contributing to a more balanced and diversified revenue base.
•
Gross margin improved by 150 basis points sequentially to 17.8%, driven by margin gains with industrial customers and continued optimization of the business.
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Secured renewals with four customers and continued to expand share-of-wallet with existing customers.
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The sales pipeline remains healthy with several significant opportunities with national brands in late-stage discussions.
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To accelerate our optimization efforts, the leadership team was strengthened through the addition of a new Senior Vice President of Technology with strong industry experience.

“Our third quarter results reflect the progress we are making in building a more balanced and diversified business, as consistent performance across our broader portfolio and continued operating efficiencies drove Adjusted EBITDA growth both sequentially and compared to the prior year period,” said Perry W. Moss, Quest's Chief Executive Officer. “We continue to expand share of wallet with existing customers, and we are encouraged by the quality of opportunities in our sales pipeline, including several large national brands. Having made significant progress building a more efficient operating foundation, we are now investing in our team and capabilities to capture these opportunities. We believe the growing diversification of our customer portfolio across market verticals mitigates sector-specific risk and supports our long-term growth.”

Brett Johnston, Quest’s Chief Financial Officer, added, “Margin improvement with our industrial customers and the ongoing optimization of our service network drove a 150-basis point sequential increase in gross margin. Combined with our disciplined approach to cost management, which led to meaningful year-over-year SG&A savings, this increase in gross margin translated to strong Adjusted EBITDA growth sequentially and year-over-year. On the balance sheet, we continue to refine our working capital initiatives and will maintain a strong focus on cash flow generation and debt reduction as we move forward.”

Third Quarter 2026 Earnings Conference Call and Webcast

Quest will host a conference call on Thursday, November 5, 2026, at 5:00 PM ET, to review the financial results for the third quarter ended September 30, 2026. To participate, dial 1-877-270-2148 or 1-412-371-6060 (International). The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/. A replay of the webcast will be archived on Quest’s investor relations website for at least 90 days.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that empower larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, customer-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s customers to excel in their business and sustainability responsibilities. For more information, visit https://questrmg.com/.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, the non-GAAP financial measure “Adjusted EBITDA” is presented. From time –to time, Quest considers and uses supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, (v) loss (gain) on sale of assets, (vi) impairment loss, (vii) loss on extinguishment of debt, and (viii) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest’s definition of this adjusted financial measure may differ from a similar measure used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP measures. (See attached table “Reconciliation of Net Loss to Adjusted EBITDA”).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that our sales pipeline remains healthy, our expectations regarding opportunities with national brands in late-stage discussions and our belief that our increasingly diversified portfolio positions us well for future growth. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025 and our subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Alpha IR Group

Nick Nelson or Chris Hodges

QRHC@alpha-ir.com

312-445-2870

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,
	2026	2025
	(Unaudited)
Revenue	$63,779	$63,341
Cost of revenue	52,396	51,874
Gross profit	11,383	11,467
Operating expenses:
Selling, general, and administrative	8,501	9,240
Depreciation and amortization	986	1,304
Loss (gain) on sale of assets, net	200	(152)
Total operating expenses	9,687	10,392
Operating income	1,696	1,075
Interest expense	(2,153)	(2,389)
Loss before taxes	(457)	(1,314)
Income tax expense	38	35
Net loss	$(495)	$(1,349)

Net loss per share applicable to common stockholders
Basic and diluted	$(0.02)	$(0.06)
Weighted average number of common shares outstanding
Basic and diluted	21,474	21,029

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(Unaudited)
Net loss	$(495)	$(12,217)	$(1,349)
Depreciation and amortization	1,139	1,218	1,498
Interest expense	2,153	2,208	2,389
Stock-based compensation expense	397	357	470
Loss (gain) on sale of assets, net	200	88	(152)
Impairment loss	—	11,000	—
Other adjustments	—	92	47
Income tax expense	38	46	35
Adjusted EBITDA	$3,432	$2,792	$2,938

BALANCE SHEETS

(In thousands, except per share amounts)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$943	$1,014
Accounts receivable, less allowance for doubtful accounts of $716 and $780 as of September 30, 2026 and December 31, 2025, respectively	49,947	49,010
Prepaid expenses and other current assets	1,668	1,174
Total current assets	52,558	51,198

Goodwill	70,065	81,065
Intangible assets, net	5,436	7,650
Property and equipment, net, and other assets	5,217	5,638
Total assets	$133,276	$145,551
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$42,462	$38,384
Other current liabilities	117	128
Current portion of notes payable	540	1,015
Total current liabilities	43,119	39,527

Notes payable, net	60,013	63,999
Other long-term liabilities, net	3,537	1,513
Total liabilities	106,669	105,039

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 21,261 and 20,960 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	21	21
Additional paid-in capital	182,109	180,984
Accumulated deficit	(155,523)	(140,493)
Total stockholders’ equity	26,607	40,512
Total liabilities and stockholders’ equity	$133,276	$145,551

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